Exhibit 10.29

LEASE AGREEMENT

THIS LEASE, dated this 15th day of December, 2009, between NDI DEVELOPMENT (“Landlord”) and WILSHIRE STATE BANK (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord desires to lease to Tenant the portion of the Premises set forth on Exhibit A (the “Lease Premises”).

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord leases to Tenant and Tenant hires from said Landlord the Lease Premises, subject to the following terms and conditions:

1.                                       Demised Premises. Landlord demises and leases to Tenant approximately 1,000 sf and Tenant rents from Landlord those certain premises commonly known as (“Premises”) as outlined on the site plan of the property located at the address 4864 Jimmy Carter Blvd., Suite 202, Norcross, Georgia 30093, which site plan is attached hereto as Exhibit A. Exhibit A sets forth the general layout of the Shopping Center, but Landlord reserves the right to construct other buildings or improvements or to relocate or add any buildings, improvements, parking areas, and other common areas in the Shopping Center, provided that the size and relative location of the Premises shall not be materially altered.

Landlord leases the Premises to Tenant subject to the terms and provisions of this Lease. Tenant acknowledges that the only warranties and representations Landlord has made in connection with the physical condition of the Premises of Tenant’s use of the same upon which Tenant has relied directly or indirectly for any purpose, if any, are those expressly provided in this Lease. TENANT ACKNOWLEDGES THAT IT HAS FULLY INSPECTED AND ACCEPTS THE PREMISES IN THEIR PRESENT CONDITION, AND TENANT WARRANTS, ACKNOWLEDGES AND AGREES THAT TENANT IS LEASING THE PREMISES IN AN “AS IS” CONDITION “WITH ALL FAULTS” AND SPECIALLY AND EXPRESSLY WITHOUT ANY WARRANTY, REPRESENTATION OR GUARANTY, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER FROM OR ON BEHALF OF LANDLORD. LANDLORD DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POPULATION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THOSE INVOLVING ASBESTOS AND/OR RADON. TENANT ACKNOWLEDGES THAT IT HAS HAD FULL OPPORTUNITY

TO INSPECT THE PREMISES IN THIS REGARD, AND HERE BY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS OR MAY HAVE AGAINST LANDLORD WITH RESPECT TO THE CONDITION OF THE PREMISES, EITHER PATENT OR LATENT.

2.                                       Advance Rent: To secure the faithful performance by Tenant of all the terms, conditions and covenants of this Lease, Tenant shall pay on or before Commencement Date to the Landlord an advance rent (“Advance Rent”) in the amount of Two Thousand Dollars ($2,000.00), which shall be held by Landlord during the Term of the Lease and any renewal thereof. Under no circumstances shall Tenant be entitled to any interest on the Advance Rent. The Advance Rent may be used by Landlord, at its sole discretion, to apply to any amount owing to Landlord hereunder or to pay the expenses of repairing any damage to the Premises, or to cure any default of Tenant hereunder. If Landlord uses all or any portion of the Advance Rent permitted herein, Tenant shall upon written demand by Landlord pay to Landlord the amount necessary to fully restore the Advance Rent to the original amount. If there are no payments to be made from the Advance Rent set forth herein or if there is any balance of the Advance Rent remaining after all payments have been made, the Advance Rent, or such balance thereof remaining, shall be refunded without interest to Tenant within thirty (30) days after fulfillment by Tenant of all obligations hereunder.

3.                                       Rental. Tenant shall pay to Landlord without deduction, setoff, prior notice or demand, as rental the sum of Two Thousand Dollars ($2,000.00) per month in advance on the 1st day of each month in lawful money of the United States of America, commencing on the 1st day of January, 2010, and continuing throughout the balance of the term. Monthly rental for any partial month shall be prorated at the rate of 1/30th of monthly rental per day. Rent shall be paid to Landlord at or at such other place or places as Landlord may from time to time direct.

The rent shall include all property taxes, property insurance and utilities.

4.                                       Term.

a.                                       The term of this Lease shall be for a period of commencing on the January 1, 2010 and ending on December 31, 2010.

b.                                      In the event Landlord is unable to deliver possession of the Lease Premises at the commencement of the term, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable but Tenant shall not be liable for rent until such time as Landlord offers to deliver possession of the Lease Premises to Tenant, but the term hereof shall not be extended by such delay. If Tenant, with Landlord’s consent, takes possession prior to the commencement of the term, Tenant shall do so subject to all of the covenants and conditions hereof and shall pay rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term, prorated at the rate of 1/30th thereof per day.

4.                                       Use.        Tenant shall use the Lease Premises for office use and for no other purpose without the prior written consent of Landlord.

Tenant’s business shall be established and conducted throughout the term hereof in a first class manner. Tenant shall not use the Lease Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Lease Premises. Tenant shall not do or suffer anything to be done upon the Lease Premises which will cause structural injury to the premises or the building of which the same form a part. The Lease Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated upon the Lease Premises which will in any manner injure, vibrate or shake the Lease Premises or the building of which it is a part. No use shall be made of the Lease Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the Lease Premises. Tenant shall not leave the Lease Premises unoccupied or vacant during the term. No musical instrument of any sort, or any noise making device will be operated or allowed upon the Lease Premises for the purpose of attracting trade or otherwise. Tenant shall not use or permit the use of the Lease Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the Lease Premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Tenant or use of the Lease Premises by Tenant shall cause directly or indirectly, any increase of Landlord’s insurance expense, said additional expense shall be paid by Tenant to Landlord upon demand. No such payment by Tenant shall limit Landlord in the exercise of any other rights or remedies, or constitute a waiver of Landlord’s right to require Tenant to discontinue such act or use.

5.                                       Tenant To Hold Landlord Harmless.     Landlord warrants that as of the commencement date of this Lease, there will be no uncured default under the Lease. If Tenant defaults under the Lease, Tenant shall indemnify and hold Landlord harmless from all damages resulting from the default. If Tenant defaults in its obligations under the Lease and Landlord pays rent to Landlord or fulfills any of Tenant’s other obligations in order to prevent Tenant from being in default, Tenant immediately shall reimburse Landlord for the amount of rent or costs incurred by Landlord in fulfilling Tenant’s obligations under this Lease, together with interest on those sums at the rate of seven percent (7%) per annum, or the highest legal rate.

6.                                       Miscellaneous.

a.                                       Attorney’s Fees. If any party commences an action against any of the parties arising out of or in connection with this Lease, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorney’s fees and cost of suit.

b.                                      Notice. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class mail. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth in the introductory paragraph of this Lease. Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated with 72 hours from the time of mailing if mailed as provided in this paragraph.

LANDLORD:		TENANT:
NDI DEVELOPMENT, LLC		WILSHIRE STATE BANK

By:	/s/ [ILLEGIBLE]	By:	/s/ Anna Chung
Anna Chung
Title:	Manager	Title:	SVP & SBA Manager

Date:	12/21/09	Date:	12/29/09

EXHIBIT A

LEASE PREMISES

EXHIBIT B

USE AND ACCESS

Landlord shall maintain all common area in a sanitize and professional manner.

Tenant shall have full use and access to the following area during operating hours of Monday thru Friday, 8am to 6pm, unless otherwise stated:

1)                                     Reception area;

2)                                     Receptionist (Monday thru Friday, 9am to 5pm, excluding holidays);

3)                                     Kitchen;

4)                                     Reception room;

5)                                     Conference room (Please book room use with Receptionist);

6)                                     Copy areas;

7)                                     Laboratories.

In addition to the above use and access list, Tenant shall also receive the following services:

a)             Office cleaning services;

b)            Two designated phone lines;

c)             24 hours secure building, exterior of building is monitor 24 hours a day, interior has unmonitored cameras in all common areas;

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SPECIAL STIPULATION

In the event of any conflict between the terms of this Special Stipulation and the Lease, the terms of this Special Stipulation shall control.

a)                                      Tenant shall have exclusive use of receptionist 4 hours a day, Monday thru Friday, to assist LPO manager of the Tenant.

b)                                     Tenant shall have two, one year option to renew Lease upon 60 days written notice.

c)                                      Tenant has option to hire own private assistant at Tenant sole cost and expenses. At which time, Landlord shall provide additional space approximately 200sf at no additional charge and will automatically Terminate reception services, as stated on Special Stipulation a).

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